Exhibit 99.1

Contacts
Debra DiMaria
Chief Financial Officer
Proginet Corporation
(516) 535-3681
ddimaria@proginet.com

Proginet Announces FY 2007 Financial Results, Projects 40% New License Revenue Growth for FY 2008

Garden City, N.Y.—September 18, 2007—Proginet Corporation [OTCBB: PRGF], developer of enterprise security software, today announced financial results for the year ended July 31, 2007.
Total revenues for the year amounted to $9,377,254, up from a total of $8,498,067 in fiscal 2006. New license revenues (NLR) for the year amounted to a record $3,441,518, up from a total of $2,365,552 in fiscal 2006. Commenting on the year's NLR record, Proginet cites a surge in demand for CyberFusion Integration Suite (CFI)™, the Company's flagship solution for advanced managed file transfer. Net income for the year amounted to $936,852, an increase of 60% over fiscal 2006, in which the Company earned $584,564.

These results are in line with preliminary numbers announced in August, when the Company stated that it would set several new records, including record total revenues and record profitability.

The Year Ahead: Fiscal 2008 Projections

With strong continuing demand for CyberFusion Integration Suite, which leading companies worldwide use to secure and control business data, Proginet expects fiscal 2008 to be marked by accelerated growth. The Company estimates new license revenue growth of approximately 40%, with total revenue growth anticipated at approximately 20%. The Company expects profit margins to hold steady at 10%, or thereabouts, as it continues to invest significantly in sales, marketing, and other critical targeted activities necessary to accelerate the growth of the business.

"We are really excited about fiscal 2008," said Kevin M. Kelly, Proginet's President and CEO. "We're having unprecedented success with CFI," he continued. "In addition to seeing more activity in our sales pipeline, we're closing bigger deals, with bigger types of organizations. We're determined to capitalize on this real and continuing momentum, and we continue to make significant investment in terms of new resources and initiatives to drive us forward."

FINANCIAL HIGHLIGHTS

Statement of Operations	Year ended July 31,
	2007	2006
Total revenues	$9,377,254	$8,498,067
Total operating expenses, net	8,440,402	7,913,503
Net income	$936,852	$584,564
Income per share	$.06	$.04

Balance Sheet	As of July 31,
	2007	2006
Cash	$3,439,988	$2,501,520
Trade accounts receivable, net	1,328,326	599,498
Property and equipment, net	167,933	197,276
Capitalized software development cost, net	3,105,982	3,197,811
Purchased software and other intangibles, net	1,455,840	1,983,749
Other assets	113,815	73,497
Total assets	$9,611,884	$8,553,351
Accounts payable and accrued expenses	923,617	702,830
Deferred revenues	2,406,257	2,574,256
Deferred rent	166,433	161,784
Total liabilities	$3,496,307	3,438,870
Total stockholders’ equity	$6,115,577	5,114,481
Total liabilities and stockholders’ equity	$9,611,884	$8,553,351

TODAY: Annual Investor Presentation and Conference Call
Proginet will hold its Annual Investor Presentation and Conference Call today Tuesday, September 18, 2007 at 4:00 p.m. Eastern Standard Time (EST). The call will be an opportunity to review fiscal 2007 financial results and to discuss the fiscal 2008 Business Plan and financial projections for the year.

To listen or participate, investors should call in at the numbers below immediately prior to the event (you will need all of the following information).

Toll-free Number: 1 (888) 795-2173 (US & Canada)
Toll Number: 1 (210) 234-0002
Leader: Kevin M. Kelly
Passcode: Proginet

There will also be a simultaneous Web presentation. Participants can view the presentation by clicking on the following link at the start of the call (you will need a computer with a live Internet connection):

Link: https://e-meetings.verizonbusiness.com/nc/join/
Conference Number: PA1773933
Audience Passcode: PROGINET

REMINDER: Annual General Meeting (AGM)
Proginet's Annual General Meeting (AGM) will be held at 10 a.m. Eastern Time on Tuesday, November 20th, 2007, at the Company's corporate headquarters at 200 Garden City Plaza, Garden City, N.Y. 11530. Shareholders of record at the close of business on October 3, 2007 will be formally notified of the meeting by mail in October.

All shareholders are encouraged to vote their shares by proxy card, which will be mailed with the Proxy Statement and 2007 10-KSB, or to attend in person to vote their shares.

To participate in the AGM, shareholders should call in at the numbers below immediately prior to the event (you will need all of the following information):

Toll-free Number: 1 (800) 475-0212
Toll Number: 1 (210) 234-0001
Leader: Kevin M. Kelly
Passcode: Proginet

The principal functions of the Annual General Meeting will be to:
•	Vote on the election of the Board of Directors, approval of auditors, and other matters that may be on the proxy ballot
•	Report the results of the proxy voting

About Proginet Corporation
Proginet Corporation is a developer of enterprise security software. Throughout its 20-year history, the company has earned a solid reputation for its multi-platform expertise and dedication to customer service. Its products, including CyberFusion®, CyberFusion Integration Suite (CFI)™, SecurForce™,  SecurPass®, and SecurAccess™, support all major computing platforms, from PCs to mainframes. Proginet’s global customer base spans more than 23 countries and includes many Fortune 500 companies. The company is headquartered in Garden City, N.Y., with offices in Toronto, Canada, and is publicly traded under the symbol [OTCBB: PRGF]. For more information, visit www.proginet.com.

Disclaimer
This press release may contain forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "believe," "may," "will," "plans" and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals and are based on current expectations.